UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2018

KBL Merger Corp. IV

(Exact name of registrant as specified in its charter)

Delaware	001-38105	81-3832378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Stanton Christiana Rd.

Newark, DE 19713

(Address of principal executive offices, including zip code)

(302) 502-2727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.08. Shareholder Director Nominations.

KBL Merger Corp. IV’s (the “Company”) Board of Directors has determined that the Company’s first annual meeting of stockholders (the “Annual Meeting”) will be held on or about Friday, December 21, 2018, at 10:00 a.m., Eastern Standard Time at the offices of Ellenoff Grossman and Schole LLP, counsel to the Company, located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. The Board of Directors has established the close of business on Friday, November 16, 2018 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Company did not hold an annual meeting during the previous calendar year. Accordingly, if any stockholder of the Company intends to nominate a person for election to the Board of Directors or to propose other business for consideration at the Annual Meeting, including any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting notice of such nomination or proposal is the close of business on November 25, 2018. Any notice should be delivered to the Company at 527 Stanton Christiana Road, Newark, Delaware 19713, Attention: Secretary. Any nomination or proposal must comply with Delaware law, the rules and regulations of the Securities and Exchange Commission and the Company’s By Laws, as applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBL MERGER CORP. IV

By:	/s/ Marlene Krauss, M.D.
Marlene Krauss, M.D. Chief Executive Officer

Date: November 15, 2018

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